UNITED STATES
                           SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 14, 2004

                           Jacksonville Bancorp, Inc.
             (Exact name of registrant as specified in its charter)

     Federal                        00049792                    33-1002258
-------------------            ----------------------       ------------------
(State or other jurisdiction     (SEC File Number)           (I.R.S. Employer
  of incorporation)                                         Identification No.)

              1211 West Morton Avenue, Jacksonville, Illinois 62650
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (217) 245-4111


                                 Not Applicable
    -------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



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                           CURRENT REPORT ON FORM 8-K


Item 7.           Financial Statements and Exhibits

(a)  No financial statements of businesses acquired are required.

(b)  No pro forma financial information is required.

(c) Attached as an exhibit is Jacksonville Bancorp, Inc.'s (the "Company") news release announcing its December 31, 2003 earnings.

Item 12. Results of Operations and Financial Condition

     The Company announced its December 31, 2003 financial results by release. The press release is included as an exhibit.



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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                       Jacksonville Bancorp, Inc.


DATE:  January 14, 2004            By: /s/ Richard A. Foss
                                         -----------------------------------
                                           Richard A. Foss
                                           President and Chief Executive Officer









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                                  EXHIBIT INDEX

99.1 News release dated January 14, 2004 announcing December 31, 2003 earnings.

                                                                    Exhibit 99.1



                                                          For Immediate Release
                                                          January 14, 2004
                                                          Jacksonville, Illinois

Contact: Richard A. Foss            Diana S. Tone
         President and CEO          Chief Financial Officer
         (217)245-4111              (217)245-4111

                 JACKSONVILLE BANCORP, INC. ANNOUNCES QUARTERLY
                              AND YEAR-END EARNINGS

Jacksonville Bancorp, Inc. (NASDAQ Small Cap - JXSB) reported net income for the three months ended December 31, 2003, of $122,000, or $0.06 per common share, basic and diluted, compared to net income of $347,000, or $0.18 per common share, basic and diluted, for the three months ended December 31, 2002. The Company reported net income for the twelve months ended December 31, 2003, of $841,000, or $0.43 per common share, basic and diluted, compared to net income of $818,000 or $0.43 per common share, basic, and $0.42 per common share, diluted, for the twelve months ended December 31, 2002.

Net income increased $23,000 for the year ended December 31, 2003 as compared to 2002. The increase is due to an increase of $1,043,000 in other income, partially offset by a decrease of $533,000 in net interest income and increases of $377,000 in other expenses, $75,000 in the provision for loan losses, and $35,000 in income taxes. The decrease in net interest income is the net effect of a decrease of $2,119,000 in interest income and a decrease of $1,586,000 in interest expense. The decrease in interest income reflects the more rapid repricing of interest earning assets as compared to interest bearing liabilities in the declining interest rate environment that existed in 2003. The average yield on earning assets declined to 5.4% for 2003 from 6.8% for 2002. The decreased yields on earning assets were partially offset by a higher average balance of earning assets, which increased to $239.3 million during 2003 from $222.4 million during 2002. The average cost of interest bearing liabilities decreased to 2.6% for 2003 from 3.5% for 2002. The decrease in interest expense was partially offset by a higher average balance of interest bearing liabilities of $222.4 million during 2003 compared to $209.7 million during 2002.

The $75,000 increase in provision for loan losses during 2003 reflects management's evaluation of the allowance for loan losses and desire to maintain it at a level deemed adequate following an evaluation of potential problem credits and consideration of recent increases in loan delinquencies and charge-offs. The increase in other income is primarily due to a $562,500 settlement received from the Company's insurance carrier relating to a loan defalcation identified in 2001. Other income also reflects increases of $197,000 in gains on loan sales to the secondary market and $224,000 in trust fees due to additional trust work performed during 2003. The $377,000 increase in other expense is the net effect of increases of $257,000 in compensation expense, $193,000 in occupancy expense, and $62,000 in data processing expense and a decrease of $175,000 in other real estate expense. The majority of the increase in compensation expense is related to the additional staffing in the loan department focused on addressing delinquencies and problem credits. The increase in occupancy expense is mostly due to the expansion of the main facility and the costs associated with the offering of check imaging services in February 2003.

Total  assets at December  31,  2003,  increased  to $261.8  million from $252.5 million at December 31, 2002. Total deposits at December 31, 2003 were $235.2 million compared to $225.6 million at December 31, 2002. Total equity at December 31, 2003 and 2002, was $20.0 million and $20.3 million, respectively. At December 31, 2003, the Bank exceeded its applicable regulatory capital requirements with Tier 1 leverage, Tier 1 risk-based capital, and total risk-based capital ratios of 6.5%, 11.9%, and 13.1%, respectively.

Jacksonville Bancorp, Inc. is a federally chartered stock holding company incorporated on May 3, 2002. The Company is headquartered at 1211 West Morton Avenue, Jacksonville, Illinois. The Company's operations are limited to the sole ownership of Jacksonville Savings Bank, an Illinois chartered savings bank, which operates six branch offices located in Morgan, Macoupin, and Montgomery counties in Illinois. All information at and for the period ended December 31, 2003, has been derived from unaudited financial information.

This news release contains certain forward-looking statements within the meaning of the federal securities laws. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995, and is including this statement for purposes of these safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and experiences of the Company, are generally identified by use of the words "believe", "expect", "intend", "anticipate", "estimate", "project", or similar expressions. The Company's ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse effect on the operations of the Company and the subsidiaries include, but are not limited to, changes in: interest rates, general economic conditions, legislative/regulatory changes, monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board, the quality or composition of the loan or investment portfolios, demand for loan products, deposits flows, competition, demand for financial services in the Company's market area and accounting principles and guidelines. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.